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                                                                    EXHIBIT 23.6



                                                   Sandler O'Neill



                  CONSENT OF SANDLER O'NEILL & PARTNERS, L.P.



     We hereby consent to the inclusion of our opinion letter to the Board of Directors of FP Bancorp, Inc. (the "Company") as Appendix B to the Proxy Statement-Prospectus relating to the proposed merger of the Company with and into Zions Bancorporation contained in the Registration Statement on Form S-4 dated the date hereof, and to the references to our firm and such opinion in such Joint Proxy Statement-Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.




                              /s/ Sandler O'Neill & Partners, L.P.

April __, 1998